Exhibit 99.1

2010 *Third Quarter*

APPLE REIT EIGHT

SEPTEMBER 30, 2010

SpringHill Suites
Marriott

Dear Shareholder

GLADE M. KNIGHT

I am pleased to report that hotel operations have steadily improved at the majority of hotels in the Apple REIT Eight, Inc. portfolio since the beginning of 2010. Limited new supply entering the lodging market combined with an increase in demand has resulted in better year-over-year operations and I believe an overall positive environment for our portfolio of hotels going forward.

The Apple REIT Eight portfolio of 51 properties, with 5,908 rooms, includes a variety of Marriott®- and Hilton®-branded hotels that are diversified across 19 states. For the three-month period ending September 30, 2010, occupancy averaged 76 percent and for the nine-month period ending September 30, 2010, occupancy averaged 72 percent. Occupancy averages for the same periods of 2009 were 71 percent and 67 percent, respectively. Average daily rate (ADR) was $117 for the three-month period ending September 30, 2010, up slightly from $116 during the same period in 2009. ADR was $112 for the first nine months of this year, equal to the same period of 2009. Revenue per available room (RevPAR) was $89 for the third quarter 2010 and $81 for the nine-month period ending September 30, 2010, up nine percent and eight percent over the same periods last year, respectively. Our newly renovated Renaissance® New York Hotel 57 had an average occupancy rate of 82 percent, ADR of $257 and RevPAR of $211 during the third quarter of 2010 and results for the nine-month period ending September 30, 2010 were 85 percent, $244 and $207, respectively. With our current positive trend in occupancy, we see opportunity for rate growth in the majority of our markets now and well into next year. Although operational performance has not reached pre-recession levels, we are pleased to report that our hotels continue to perform ahead of market averages.

Funds from operations (FFO) for Apple REIT Eight for the third quarter of 2010 totaled $14.5 million, or $0.15 per share. For the nine-month period ending September 30, 2010, FFO was $37.7 million, or $0.40 per share. Results for the same periods in 2009 were $12.9 million, or $0.14 per share, and $30.3 million, or $0.33 per share. During the third quarter of this year, Apple REIT Eight paid distributions of $0.19 per share, equivalent to an annualized rate of seven percent, based on an $11 share price. For the nine months ending September 30, 2010, the Company paid distributions of $0.58 per share. It is our goal to maintain a relatively stable near-term distribution rate given varying economic cycles. We may increase or decrease our financing to supplement FFO and achieve our objectives of maintaining the quality of our properties and providing relatively consistent distributions over the life of our program. Along with our Board of Directors, we continue to closely monitor hotel operations, debt levels and projected near-term FFO performance as compared to distributions. With low levels of debt, currently approximately 20 percent of total assets, we feel confident our conservative approach to hotel ownership and capital management will enable us to meet our goals over the long term.

With industry-wide third quarter results better than anticipated, analysts are generally optimistic about the future. Although operations have not reached pre-recession levels, we believe our hotels are well-poised for continued improvement, if market conditions continue to strengthen, and anticipate moderate revenue growth in 2011. I look forward to reporting to you our year-end results in our 2010 Annual Report which is scheduled for distribution next spring. As always, thank you for investing with Apple REIT Eight.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended Sept. 30, 2010	Three months ended Sept. 30, 2009	Nine months ended Sept. 30, 2010	Nine months ended Sept. 30, 2009

REVENUES
Room revenue	$48,418	$44,953	$131,057	$121,472
Other revenue	3,519	3,396	9,557	9,373
Total revenue	$51,937	$48,349	$140,614	$130,845

EXPENSES
Direct operating expense	$12,940	$12,591	$36,293	$34,787
Other hotel operating expenses	21,058	20,012	59,031	57,138
General and administrative	1,164	1,033	3,900	3,393
Depreciation	8,791	8,355	26,190	24,330
Investment income, net	(5)	(16)	(3,028)	(33)
Interest expense, net	2,328	1,873	6,767	5,283
Total expenses	$46,276	$43,848	$129,153	$124,898

NET INCOME
Net income	$5,661	$4,501	$11,461	$5,947
Unrealized gain/loss on investments	-	618	-	2,195
Comprehensive income	$5,661	$5,119	$11,461	$8,142
Net income per share	$0.06	$0.05	$0.12	$0.06

FUNDS FROM OPERATIONS (A)
Net income	$5,661	$4,501	$11,461	$5,947
Depreciation of real estate owned	8,791	8,355	26,190	24,330
Funds from operations	$14,452	$12,856	$37,651	$30,277
FFO per share	$0.15	$0.14	$0.40	$0.33

WEIGHTED-AVERAGE SHARES OUTSTANDING	94,381	93,105	94,075	92,812

OPERATING STATISTICS
Occupancy	76%	71%	72%	67%
Average daily rate	$117	$116	$112	$112
RevPAR	$89	$82	$81	$75
Number of hotels	51	51
Dividends per share	$0.19	$0.19	$0.58	$0.61

Balance Sheet Highlights (Unaudited)

(In thousands)	September 30, 2010	December 31, 2009

ASSETS
Investment in real estate, net	$953,643	$974,773
Other assets	21,728	24,078
Total assets	$975,371	$998,851

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$192,668	$184,175
Other liabilities	27,413	25,577
Total liabilities	220,081	209,752
Total shareholders’ equity	755,290	789,099
Total liabilities & shareholders’ equity	$975,371	$998,851

(A) Funds from operations (FFO) is defined as net income (loss) (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2010 and the results of operations for the interim periods ended September 30, 2010. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Eight, Inc. 2009 Annual Report.

Market Diversity
Portfolio of hotels

STATE / CITY

ALABAMA
Birmingham
ARKANSAS
Rogers (2), Springdale
CALIFORNIA
Burbank, Cypress, Oceanside, Sacramento,
San Jose, Tulare
FLORIDA
Jacksonville, Orlando/Sanford, Tallahassee, Tampa
GEORGIA
Savannah/Port Wentworth, Savannah
KANSAS
Overland Park (3), Wichita
KENTUCKY
Bowling Green
MARYLAND
Annapolis
MASSACHUSETTS
Marlborough, Westford (2)
MISSOURI
Kansas City
NEW JERSEY
Somerset
NEW YORK
New York City
NORTH CAROLINA
Carolina Beach, Concord, Dunn, Fayetteville,
Greensboro, Matthews, Wilmington, Winston-Salem
OKLAHOMA
Tulsa/South-Bixby
SOUTH CAROLINA
Columbia, Greenville, Hilton Head
TENNESSEE
Chattanooga
TEXAS
Texarkana (2)
VIRGINIA
Charlottesville, Harrisonburg, Norfolk/Chesapeake,
Suffolk/Chesapeake (2), Virginia Beach (2)
WASHINGTON
Tukwila

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereiteight.com

INVESTOR INFORMATION
For additional information about the
company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or
KClarke@applereit.com

Corporate Profile

Apple REIT Eight, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Renaissance Hotels & Resorts®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. Our portfolio consists of 51 hotels, containing a total of 5,908 guestrooms in 19 states.

Mission

Apple REIT Eight, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: SPRINGHILL SUITES, SANFORD, FL

BACK: HOMEWOOD SUITES, SAN JOSE, CA; COURTYARD, CAROLINA BEACH, NC

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®,” “Residence Inn® by Marriott®” and “Renaissance Hotels & Resorts®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Eight offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Eight offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.